For the semi-annual period ended May 31, 2001
File number 811-03175
Prudential Sector Funds, Inc.
	Prudential Financial Services Fund



SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Financial Services Fund, a series of
Prudential Sector Funds, Inc., was held on January 17 and March 1, 2001
, respectively.
At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes For		    Withheld

	Saul K. Fenster	                 6,853,379		    205,052
Delayne Dedrick Gold	    	     6,853,758		    204,673
Robert F. Gunia	                6,855,131		    203,300
	Douglas H. McDorkindale	     6,855,151		    203,280
W. Scott McDonald                    6,855,171		    203,260
Thomas T. Mooney		     6,859,258		    199,173
	Stephen P. Munn		     6,859,054		    199,377
            David R. Odenath		     6,855,193		    203,238
Richard A. Redeker		     6,857,784		    200,647
	Judy A. Rice			     6,855,542		    202,889
Robin B. Smith 		     6,853,603		    204,828
Louis A. Weil III 		     6,859,796		    198,635
Clay T. Whitehead		     6,855,220		    203,211


02.	Approve a New Subadvisory Agreement between Prudential Investments Fund
            Management LLC (PIFM) and Jennison Associates LLC.

Votes For 		Votes Against 		Abstentions

		8,586,601		112,639		122,376

03.	To permit PIFM to enter into or make material changes to subadvisory agreements without shareholder approval.

		Votes For 		Votes Against 		Abstentions

		4,817,400		413,387		221,731

04.	An amendment to the management agreement to permit PIFM to allocate assets among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against 		Abstentions

		4,944,147		276,425		231,946

5A.	NOT APPLICABLE

5B.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against 		Abstentions

		4,924,969		289,764		237,786

5C.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against 		Abstentions

		4,971,398		272,188		208,932

5D.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against 		Abstentions

		4,924,513		312,894		215,111

5E.	Not Applicable

5F.	Not Applicable

5G.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against 		Abstentions

		4,935,866		295,766		220,887





5H.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against 		Abstentions

		4,957,870		257,325		237,322

07.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Fund's current fiscal year.

		Votes For 		Votes Against 		Abstentions

		6,802,824		96,733			158,875








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